                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1
                     TO AMENDED AND RESTATED TRUST AGREEMENT

          Amendment No. 1 dated as of October 6, 2006 (this "Amendment"), by and between AMERICAN HONDA RECEIVABLES CORP. (the "Depositor" and the
"Certificateholder"), THE BANK OF NEW YORK (the "Owner Trustee") and THE BANK OF
NEW YORK (DELAWARE) (the "Delaware Trustee").

                                    RECITALS

          The Depositor, the Owner Trustee and the Delaware Trustee are parties to that certain Amended and Restated Trust Agreement dated April 26, 2005 (the
"Trust Agreement") in connection with the Honda Auto Receivables 2005-2 Owner
Trust. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

          The parties hereto have agreed, subject to the terms and conditions of this Amendment, that the Trust Agreement be amended to reflect certain agreed upon revisions to the terms of the Trust Agreement.

          Accordingly, the Depositor, the Owner Trustee and the Delaware Trustee
hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Trust Agreement is hereby amended as follows:

          SECTION 1. Eligibility Requirements. The first sentence of Section
10.01 of the Trust Agreement is hereby deleted in its entirety and replaced with the following sentence:

     "The Owner Trustee shall at all times (i) maintain its principal place of business in the State of New York, the State of Delaware, or such other location within the United States as the Depositor shall agree to in writing, (ii) be authorized to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, (iv) be subject to supervision or examination by federal or state authorities and (v) have the
     Required Rating."

          SECTION 2. Conditions Precedent. This Amendment shall become effective as of October 4, 2006 subject to the satisfaction of the following conditions precedent:

          2.1 The parties hereto shall have received an executed copy of this
Amendment; and

          2.2 All conditions precedent to the execution of this Amendment set forth in the Trust Agreement shall have been complied with.

          SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Trust Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

          SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS
AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH
SUCH LAWS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE
APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

          SECTION 5. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

          SECTION 6. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Trust
Agreement, the provisions of this Amendment shall control.

          SECTION 7. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Depositor, and the
Owner Trustee assumes no responsibility for their correctness. The Owner Trustee makes no representations as to the validity or sufficiency of this Amendment No.
1 to the Trust Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                       -2-

          IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       AMERICAN HONDA RECEIVABLES CORP.
                                       AS DEPOSITOR AND CERTIFICATEHOLDER

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       THE BANK OF NEW YORK,
                                       AS OWNER TRUSTEE

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       THE BANK OF NEW YORK (DELAWARE),
                                       AS DELAWARE TRUSTEE

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: